July 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W. Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 30, 1999, for Digital Video Systems, Inc. (DVS, or the Company, or the Registrant) and believe it is not complete and/or accurate with respect to reportable events as described in Item 304 (a)(i)(v) of Regulation S-K and is not accurate with respect to certain other matters disclosed by the Registrant.

Due to the extent of the omissions and inaccuracies, we have commented on each Section of the Registrant's disclosures in the order in which they appeared, as opposed to commenting separately on reportable events, other matters requiring correction, on those portions we were in agreement with, and lastly on those portions where we have no basis to either agree or disagree. Also note that our references below to "Sections" refer to the manner in which the Registrant identified the Sections under the caption "previous independent accountants."

With respect to Section (i) on page 2, we have no basis to agree or disagree with the Registrant's statement; however, Ernst & Young LLP were not notified of our dismissal until June 29, 1999.

Section (ii) on page 2 should be replaced with the following:

Ernst & Young LLP's reports with respect to the Company's financial statements for the fiscal years ended March 31, 1998 and March 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP's report with respect to the Company's financial statements for the year ended March 31, 1998 was modified to include an explanatory paragraph stating that there is substantial doubt about the Company's ability to continue as a going concern and that the financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

With respect to Section (iii) on page 2, we have no basis to agree or disagree with the Registrant's statement.

With respect to Section (iv) on page 2, we are in agreement with the Registrant's statement except that the date June 30, 1999 should be replaced with June 29, 1999.

With respect to Section (v) on pages 2, 3, and 4:

In the first paragraph therein, the date June 30, 1999 should be replaced with June 29, 1999.

At the end of the first sentence in the second paragraph therein, the phrase "constituted a reportable event" should be replaced with the phrase "collectively constituted a material weakness." We have no basis to agree or disagree with the second sentence of the second paragraph therein.

The third paragraph therein should be replaced with the following:

In May 1999, DVS requested Ernst & Young LLP to provide its consent to use its previously issued reports on the financial statements for the fiscal years ended March 31, 1998 and 1997 in connection with DVS's contemplated filing of a proxy / registration statement with the Securities and Exchange Commission. As a result of that request, Ernst & Young LLP commenced performance of the subsequent events procedures required by the "professional standards" and its Firm policies.

We have no basis to agree or disagree with the Registrant's statements made in the fourth paragraph therein.

The fifth paragraph therein should be replaced with the following two paragraphs:

In a letter to the Company dated June 16, 1999, Ernst & Young LLP informed the Company that in connection with the Company's May 1999 request for a consent, Ernst & Young LLP had concluded that material weaknesses in the Company's internal controls existed. Ernst & Young LLP indicated that that the Company's United States accounting function does not follow a sufficiently systematic process for the consolidated financial statement close as evidenced by; 1) key reconciliations, such as bank account and subsidiary ledger to general ledger, not being performed, 2) amounts in the Company's consolidation not being in agreement with the underlying accounting records, and 3) supporting documentation, such as inventory listings, not being readily available. Ernst & Young LLP further indicated that the Company's United States management was not sufficiently informed as to the operation of the Company's overseas subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries. Lastly, Ernst & Young LLP indicated that as the result of personnel reductions, the employees and consultants in the Company's finance department did not have sufficient knowledge or experience for their respective positions, leading to an inadequate system of internal control including sufficient knowledge of the Company's accounting system.

Ernst and Young LLP also advised Company management during the course of performing the above referenced subsequent events procedures and again on June 16, 1999, that certain matters came to their attention that, if further investigated, may materially impact the fairness or reliability of the financial statements issued by the Company on fiscal 1999 Forms 10-Q or to be issued for the year ending March 31, 1999. Specifically, Ernst and Young LLP advised management of their concern regarding; 1) the amounts reflected in the accounting records and reported in fiscal 1999 financial statements for inventory and inventory related reserves, fixed assets, and allowance for uncollectable accounts receivable, and 2) the appropriateness of the accounting and disclosure under Accounting Principles Board Opinion No. 30 for the closure of its subsidiary Panyu DVS Electrical Appliance Manufacturing Co. Ltd. and the closure of its Atlanta operation. Ernst and Young LLP were not able to further investigate these matters due to their dismissal.

We have no basis to agree or disagree with the Registrant's statements made in the sixth paragraph therein.

With respect to the Registrant's first two sentences in the seventh paragraph therein, we respectfully reiterate the statement made above in the third sentence of the replacement for the fifth paragraph in Section (v) paragraph: that being; the Company's United States management was not sufficiently informed as to the operation of the Company's overseas subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries. Further, with respect to the Registrant's last sentence in the seventh paragraph therein, after numerous attempts on Ernst & Young LLP's part, we are unaware of any attempts by the Audit Committee to schedule a meeting or otherwise discuss any issues with us.

We are in agreement with the Registrant's statement in the first sentence of the eighth paragraph therein. We have no basis to agree or disagree with the Registrant's statements in the second through fifth sentences of the eighth paragraph therein. With respect to the final sentence of the eighth paragraph therein, on June 30, 1999 Ernst & Young LLP formally expressed, in a letter to C.G. Uhlenberg & Co. LLP and the Company, Ernst & Young LLP's availability to fulfill its professional responsibilities under paragraph 10 of Statement of Auditing Standards No. 84, subject to receiving the Company's authorization to do so. To the best of our knowledge and belief, Ernst & Young LLP have not been authorized by the Company to respond to any inquiries of the successor accountant.

We have no basis to agree or disagree with the Registrant's statements in the ninth paragraph therein.

With respect to Section (vi) on page 4 therein, we are in agreement with the first sentence. We have no basis to agree or disagree with the second sentence therein.

We have no basis to agree or disagree with the Registrant's statements made in Section (vii) on page 4 therein.

Regarding the Registrant's statements in the second paragraph of Section (v) on page 2 therein, and as modified by our comments above with respect to those statements, concerning the lack of internal control to prepare financial statements, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the Registrant's 1998 financial statements.

/s/ ERNST & YOUNG LLP